Exhibit 10.77

BioDelivery Sciences International, Inc.

4131 ParkLake Avenue

Suite 225

Raleigh, North Carolina 27612

USA

Arius Pharmaceuticals, Inc.

4131 ParkLake Avenue

Suite 225

Raleigh, North Carolina 27612

USA

CONFIDENTIAL

February 27, 2016

Dear Sirs,

Extension of Assignment and Revenue Sharing Agreement

We refer to the Assignment and Revenue Sharing Agreement dated January 23, 2015 (the “Agreement”) between Meda AB (“Meda”), Arius Pharmaceuticals, Inc. (“Arius”) and BioDelivery Sciences International, Inc. (“BDSI Parent”; collectively with Arius, “BDSI”). Terms used in this letter shall have the meaning given to them in the Agreement unless specified otherwise.

Clause 3.1 of the Agreement provides that BDSI shall use its Commercially Reasonable Efforts to seek a New Licence of the rights granted under the License and Development Agreement between BDSI and Meda signed 5 September 2007. Under Clause 5 of the Agreement, if BDSI has not identified and agreed terms with a New Licensee, and entered into a New License with such New Licensee, on or before 31 December 2015, Meda has the right, but not the obligation, to demand the reassignment of the Marketing Authorizations in the Territory to Meda and to terminate the Agreement.

Meda and BDSI agree that while BDSI used Commercially Reasonable Efforts, as of the date of this letter, BDSI has not identified and/or agreed terms with a New Licensee or entered into a New License.

The parties hereby agree to extend the period described in Clause 5.1 of the Agreement from on or before 31 December 2015 to on or before 31 December 2016 (the “Extended Period”). The parties also agree that during the Extended Period the parties will discuss the possibility of extending the Agreement by another year in the event BDSI has been unable to identify and/or agree terms with a New Licensee,

Meda AB (publ), corporate ID:556427-2812 Pipers vag 2A, Box 906, SE-170 09 Solna, Sweden Tel: +46-8-630 19 00, Fax: +46-8-630 19 50, www.meda.se	1 (2)

and enter into a New License prior to the end of the Extended Period. The parties hereby agree that (i) as set out in Clauses 5.1 and 5.3, the final date by which Meda can provide a Reactivation Notice or by which BDSI execute a New License with a New Licensee and (ii) the date referenced in clause (iv) of Section 2.6(a) of the Agreement, will be, in the case of (i) and (ii), extended from 28 February 2016 to 28 February 2017.

The provisions of Sections 7 and 8 of the Agreement shall apply to this letter.

Meda, Arius and BDSI Parent have confirmed their respective agreement to the terms of this letter by signing below.

Signed by /s/ Dr. Jorg-Thomas Dierks

Name: Dr. Jorg-Thomas Dierks

Title: CEO

Date: February 27, 2016

MEDA AB

Signed by /s/ Mark A. Sirgo

Name: Mark A. Sirgo

Title: President & CEO

Date: February 29, 2016

ARIUS PHARMACEUTICALS, INC

Signed by /s/ Mark A. Sirgo

Name: Mark A. Sirgo

Title: President & CEO

Date: February 26, 2016

BIODELIVERY SCIENCES INTERNATIONAL, INC

Meda AB (publ), corporate ID:556427-2812 Pipers vag 2A, Box 906, SE-170 09 Solna, Sweden Tel: +46-8-630 19 00, Fax: +46-8-630 19 50, www.meda.se	2 (2)